SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2011

PROVIDENT NEW YORK BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25233	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York		10901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 9, 2011, Provident Bank (the “Bank”), the principal subsidiary of the Registrant, issued a press release announcing a workforce reduction and notified employees who would be affected. The Bank implemented the workforce reduction to improve efficiency and reduce operating expenses to better position the Bank for enhanced revenue growth. The workforce reduction is substantially complete.

In connection with the workforce reduction, the Bank expects to incur pre-tax cash charges of approximately $800 thousand for severance benefits and other related expenses. The Bank expects to recognize the majority of the charges in the fourth quarter of fiscal 2011. The charges that the Bank expects to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ. The Bank may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

The Bank expects the workforce reduction together with other expense reductions to yield annual savings by the end of 2012 of approximately $10 million, including approximately $4.2 million in personnel salary and benefits from the eliminated positions. Costs associated with the restructuring are estimated to be approximately $3.3 million, including the $800 thousand associated with the workforce reduction.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the estimated charges for the workforce reduction, estimated cash expenditures related to severance payments, and future savings. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The Company’s actual results or future events could differ, possibly materially, from those anticipated in such forward-looking statements as a result of these assumptions, risks and uncertainties. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. The Registrant’s annual report on Form 10-K filed with the SEC on December 13, 2010, contains under the heading, “Risk Factors,” a more comprehensive description of these and other risks to which the Registrant is subject. In addition, the Bank’s workforce reduction costs may be greater than anticipated, and the workforce reduction and any future workforce or other expense reductions may have an adverse impact on the Bank’s development activities and its ability to retain key personnel. The Registrant expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01. Financial Statements and Exhibits

(d)	The Index of Exhibits immediately precedes the attached exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE: August 9, 2011	By:	/s/ Daniel G. Rothstein
Daniel G. Rothstein
Executive Vice President, Chief Risk Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Provident New York Bancorp dated August 9, 2011